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                                                                 EXHIBIT 3.1(d)

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.


     The undersigned William W. Kingery and John Muehlstein certify that they are, respectively, the President and Assistant Secretary of Wireless Broadcasting Systems of America, Inc., a corporation organized and existing under the laws of the State of Delaware and do hereby further certify as follows:

     1. The name of the Corporation is Wireless Broadcasting Systems of America, Inc. The Certificate of Incorporation of Wireless Broadcasting Systems of America, Inc. was originally filed with the Secretary of State of the State of Delaware on February 18, 1994 and amended by an Amendment to Certificate dated as of the same date. The Certificate of Incorporation was restated in the entirety in a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 15, 1995.

     2. This Second Restated Certificate of Incorporation of Wireless Broadcasting Systems of America, Inc. has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law and written notice of the adoption of this Second Restated Certificate of Incorporation has been given as provided by Section 228 of the Delaware General Corporation Law to the stockholders entitled to such notice.

     3. The text of the Corporation's Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   Article I

     The name of the Corporation is Wireless Broadcasting Systems of America, Inc. (the "Corporation").

                                   Article II

     The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  Article III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.





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                                   Article IV

     4.1. Designation. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares consisting of 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); 15,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are collectively referred to hereafter as the "Common Stock"); and 10,000,000 shares of Preferred Stock having such powers, preferences and rights as the Board of Directors may from time to time authorize in accordance with Section 4.5 (the "Preferred Stock").

     The rights, preferences, privileges and restrictions granted to and imposed upon the classes of stock of the Corporation are set forth below in this Article IV.

     4.2. Voting Power. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock standing in such holder's name on the books of the Corporation determined as of the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock standing in such holder's name on the books of the Corporation determined as of the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

     4.3. Notices of Record Date. In the event of a record of :

          (i) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

          (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;



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then and in each such event the Corporation shall mail or cause to be mailed to each holder of Common Stock and holders of any other class of stock of the Corporation outstanding at such time a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their share of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which such action is to be taken.

     4.4 Conversion of Class B Common Stock to Class A Common Stock. At the election of the stockholder, shares of Class B Common Stock are convertible on a one-for-one basis into shares of Class A Common Stock. In addition, shares of Class B Common Stock automatically convert to shares of Class A Common Stock upon the transfer, by sale or otherwise, to a person who is not at the time of such transfer a Class B stockholder or affiliate thereof.

     4.5. Existing Common Stock. As of the date hereof, each share of common stock of the Corporation in existence immediately prior to such date shall be converted into one share of Class B Common Stock.

     4.6. Common Stock. Except as otherwise provided in this Article IV, the rights and preferences of each class of Common Stock shall be identical in all respects one with the other, including dividend rights and rights upon liquidation or dissolution.

     4.7. Preferred Stock. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. The Company's previously issued Class A Convertible Preferred Stock shall be converted into Class B Common Stock immediately following the Existing Common Stock conversion described in paragraph 4.5 of this Article.



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                                   Article V

     The Corporation is to have perpetual existence.

                                   Article VI

     Meetings of Stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  Article VII

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders of disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.



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                                  Article VIII

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability of alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   Article IX

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise of arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   Article X

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:



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     10.1.     Management By The Board. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

     10.2. Bylaws. After the original or other bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the affirmative vote of at least two-thirds of the members of the Board of Directors or the affirmative vote of at least two-thirds of the voting power of the outstanding shares of the stock of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     10.3. Voting Power. No outstanding share of any class of stock which is denied voting power under the provisions of this Second Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except pursuant to the provisions of paragraph (2) of subsection (b) of Section 242 of the Delaware General Corporation Law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                   Article XI

     From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this
Article XI.

Signed this ____ day of _______________, 1996.

                              __________________________________________
                              President

                              __________________________________________
                              Assistant Secretary



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